CONSULTANT I VARIABLE ANNUITY PROSPECTUS
FLEXIBLE PREMIUM
INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS
ISSUED BY
Lincoln Benefit Life Company
IN CONNECTION WITH
LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
STREET ADDRESS: 5801 SW 6th Ave., Topeka, KS 66636
MAILING ADDRESS: P.O. Box 758561, Topeka, KS 66675-8561
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit no longer offers this Contract. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.
Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers various options, each of which is a Sub-Account of the Lincoln Benefit Life Variable Annuity Account (“Separate Account”). Each Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:

AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (Series I, II)
The Alger Portfolios (Class 1-2)
Deutsche Variable Series I (Class A)
Deutsche Variable Series II (Class A)
Federated Insurance Series
Fidelity® Variable Insurance Products (Initial Class)
Janus Aspen Series (Institutional Shares and Service Shares)

Legg Mason Partners Variable Equity Trust (Class I)
MFS® Variable Insurance Trust(SM) (Initial Class)
Oppenheimer Variable Account Funds (Class 2)
PIMCO Variable Insurance Trust (Administrative Shares)
Putnam Variable Trust (Class IB)
T. Rowe Price Equity Series, Inc. (I)
T. Rowe Price International Series, Inc. (I)
Wells Fargo Variable Trust Funds

The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

The Contracts are not FDIC insured.

The Date of this Prospectus is May 1, 2017.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.
You may not purchase a Contract if either you or the Annuitant are older than 90 years before we receive your application.
Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Sub-Accounts.
In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.
This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.
This prospectus is for informational or educational purposes. It is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. In providing these materials, and other information concerning your contract throughout the year, Lincoln Benefit Life Company is not acting as a fiduciary as defined by any applicable laws and regulations. Lincoln Benefit Life Company is not in a position to provide you investment or retirement advice. Please consult with a qualified investment professional if you wish to obtain investment advice.
We have filed a Statement of Additional Information with the Securities and Exchange Commission (“SEC”). The current Statement of Additional Information is dated May 1, 2017. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The contents of the Statement of Additional Information are described below – see Table of Contents.
LBLCONSULT

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file financial reports and other information with the SEC on an annual basis. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-202-551-8090 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).
Please read this prospectus carefully and retain it for your future reference.

(i)

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than as contained in this Prospectus.

(ii)

Glossary of Terms

Please refer to this list for the meaning of the following terms:
Accumulation Period - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.
Accumulation Unit - A unit of measurement which we use to calculate Contract Value.
Annuitant - The living person on whose life the annuity benefits under your Contract are based. The Annuitant is the living person whose life span is used to determine annuity payments.
Annuitization - The process to begin annuity payments under the Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years.
Annuity Date- The date on which annuity payments are scheduled to begin
Annuity Period - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.
Assignment- Before the Annuity Date, if the Annuitant is still alive, you may assign, in writing, an interest in the Contract if it is a non-qualified Contract.
Automatic Dollar Cost Averaging Program – A program that transfers a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing.
Automatic Payment Plan- An option that allows you to make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account.
Beneficiary(ies) - The person(s) or entity(ies) designated to receive any death benefits under the Contract.
Code - The Internal Revenue Code of 1986, as amended.
Company (“We,” “Us,” “Our,” “Lincoln Benefit”) - Lincoln Benefit Life Company.
Contract Anniversary - Each twelve-month period from the date of your contract’s Issue Date.
Contract Owner (“You,” “Your”) - The person(s) having the privileges of ownership defined in the Contract.
Contract Value - The sum of the values of your investment in the Sub-Accounts of the Separate Account and the Fixed Account. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.
Contract Year - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.
Dollar Cost Averaging Fixed Account Option- An option that provides for the crediting of Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation.
Due Proof of Death - Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death in Good Order: a certified original copy of the Death Certificate; a certified copy of a court decree as to the finding of death; or a written statement of a medical doctor who attended the deceased at the time of death. In addition, in our discretion we may accept other types of proof.
Fixed Account- The portion of the Contract Value allocated to our general account. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit.
Fixed Annuity Payments- Payments that are determined by applying the applicable Annuitized Value to the Annuity Option you have selected. As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment.
Free Look Period- The period of time during which you cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law.
Guarantee Periods - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.
Issue Date - The date when the Annuity becomes effective.
Latest Annuity Date - The latest date by which you must begin annuity payments under the Contract.
Loan Account - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Contract loans. The transfer of an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan.

Market Value Adjustment - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.
Minimum Purchase Payment- The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval.
Non-Qualified Plan - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Code.
Portfolio(s)- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.
Portfolio Rebalancing- A feature that allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify.
Purchase Payments - Amounts paid to Us as premium for the Contract by you or on Your behalf.
Qualified Plan - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Code or a deferred compensation plan for a state and local government or another tax exempt organization under Section 457 of the Code.
Separate Account – The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.
Sub-account – A subdivision of the Separate Account, which invests wholly in one of the Portfolios.
Surrender Value – The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.
Systematic Withdrawal Program- A program that allows you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.
Treasury Rate – The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.
Valuation Date - Each day the New York Stock Exchange is open for business.
Valuation Period - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange (“NYSE”) currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.
Withdrawal Charge - The conti ngent deferred sales charge that may be required upon some withdrawals.

Fee Tables

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.
Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

CONTRIBUTION YEAR	APPLICABLE CHARGE
1-2	7%
3-4	6%
5	5%
6	4%
7	3%
8 +	0%

TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee)	$10.00
The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge	$35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate Account)
Base Contract (without optional riders)
Mortality and Expense Risk Charge	1.15%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.25%
Base Contract (with Enhanced Death Benefit Rider)
Mortality and Expense Risk Charge	1.35%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.45%
Base Contract (with Enhanced Income Benefit Rider)
Mortality and Expense Risk Charge	1.50%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
Mortality and Expense Risk Charge	1.55%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
Mortality and Expense Risk Charge	1.70%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.80%
The next table shows the minimum and maximum total annual operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses is contained in the prospectus for each Portfolio.

	Minimum	Maximum
Total Annual Portfolio Operating Expenses (1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses) (without waivers or reimbursements)	0.10%	1.28%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2016.

EXPENSE EXAMPLES
These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	Invested $10,000 in the Contract for the time periods indicated,

•	earned a 5% annual return on your investment,

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Portfolio Operating Expenses as listed in the Expense Table, and these remain the same each year*

•	elected the Enhanced Death and Income Benefit Riders II (with total Separate Account expenses of 1.80%). This is the combination of optional benefits with the maximum possible optional benefit charge.
The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.
Amounts shown in the examples are rounded to the nearest dollar.
*      Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,049	$1,660	$2,290	$3,702
If you annuitize your annuity at the end of the applicable time period:	$349	$1,060	$1,790	$3,702
If you do not surrender your annuity:	$349	$1,060	$1,790	$3,702
Questions and Answers About Your Contract

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.
1. What is the Contract?
The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub- Accounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.
Each Sub-Account will invest in a single investment portfolio (a “Portfolio”) of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.
In some states, you may also allocate all or part of your Contract Value to the “Fixed Account”, as described in the answer to Question 5.
2. What Annuity Options does the Contract offer?
You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

•	a life annuity with payments guaranteed for zero to thirty years;

•	a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

•	fixed payments for a specified period of five to thirty years.
Call us to inquire about other options.
You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest Annuitant’s 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.
If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.
3. How do I buy a Contract?
Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.
4. What are my investment choices under the Contract?
You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the Portfolios described in “The Investment and Fixed Account Options: Separate Account Investments.”
Some of the Portfolios described in this prospectus may not be available in your Contract.
Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.
5. What is the Fixed Account option?
We offer two Fixed Account interest crediting options: The Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.
You may allocate Purchase Payments to the Sub- Account(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is $500.
We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee

Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.
We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.
In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.
A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)	when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2)	when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3)	when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)	when you annuitize your Contract; and

5)	when we pay a death benefit.
We will not apply a Market Value Adjustment to a transaction to the extent that:

1)	it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)	it is necessary to meet IRS minimum withdrawal requirements; or

3)	it is a transfer that is part of a Dollar Cost Averaging program.
We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1)	whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)	how many years are left until the end of the Guarantee Period.
As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.
6. What are my expenses under the Contract?
Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.
During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.
Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.
Transfer Fee. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.
Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant’s death.

Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.
The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a “Contribution Year”) as follows:

Contribution Year	Applicable Charge
1-2	7%
3-4	6%
5	5%
6	4%
7	3%
8 +	0%
In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.
Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

(a)	the greater of: earnings not previously withdrawn; or 15% of your total Purchase Payments made in the most recent seven years; plus

(b)	an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.
In most states, we also may waive the Withdrawal Charge if you:

1)	require long-term medical or custodial care outside the home;

2)	become unemployed; or

3)	are diagnosed with a terminal illness.
These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.
Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.
Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.
7. How will my investment in the Contract be taxed?
You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59½, may be subject to an additional 10% federal tax penalty.
Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the “investment in the contract” during the taxable year.
8. Do I have access to my money?
At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.
Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.
9. What is the Death Benefit?
We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.
The standard death benefit is the greatest of the following:

1)	your total Purchase Payments reduced by a withdrawal adjustment;

2)	your Contract Value;

3)	the amount you would have received by surrendering your Contract; or

4)	your Contract Value on each Contract Anniversary which may be evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.
We also offer an optional enhanced death benefit rider, which is described later in this prospectus.
We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.
10. What else should I know?
Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.
Transfers. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.
You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.
Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Sub-Accounts may be made monthly, quarterly, or annually.
Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.
During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub- Accounts or from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.
Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Code, we will refund the greater of any purchase payments or the Contract Value.
11. Who can I contact for more information?
You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565, or call us at (800) 457-7617.

Financial Information

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Sub-Account for 2006 through 2016. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The Separate Account’s financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2016, are included in the Statement of Additional Information. Lincoln Benefit’s financial statements as of December 31, 2016, are included in the Statement of Additional Information.
Description of the Contracts

Summary.    The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.
Contract Owner.    As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.
Annuitant.    The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.
Modification of the Contract.    Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.
We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.
Assignment.    Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.
We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.
Because of the potential tax consequences and ERISA issues arising from an assignment, you should consult with an attorney before trying to assign your Contract.
Free Look Period.    You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.
In some states, if you exercise your “free look” rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state’s free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity ® VIP Government Money Market, Initial Class Sub-Account. Your Contract will contain specific information about your free-look rights in your state.
Purchases and Contract Value

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
Minimum Purchase Payment.  The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity ® VIP Government Money Market Portfolio, Initial Class. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.
Automatic Payment Plan.    You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.
Allocation of Purchase Payments.    Your Purchase Payments are allocated to the Sub-Account(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.
You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.
If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.
Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.
There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.
With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.
In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the “free-look” period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the “free-look period” to the Fidelity ® VIP Government Money Market, Initial Class Sub-Account. If we exercise that right and your state’s free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state’s free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.
We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub-Account by that Sub-Account’s Accumulation Unit Value on the Valuation Date when the allocation occurs.

Contract Value.    We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.
Separate Account Accumulation Unit Value.    As a general matter, the Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.
We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described in the “Other Contract Benefits” section of this prospectus. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Sub-Account. We determine the Accumulation Unit Value for each Sub-Account Monday through Friday on each day that the New York Stock Exchange is open for business.
You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.
Transfer During Accumulation Period.    During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.
As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day’s price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day’s price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in the “Market Value Adjustment” section of this prospectus.
Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.
The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.
You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.
We may charge you the transfer fee described in the “Fee Tables” section of this prospectus, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.
We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract/Policy.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•
we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

•
we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•
the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•
whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.
We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s) responsible for the short-term transfer activity generating the fee.
We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.
Automatic Dollar Cost Averaging Program.    Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity® VIP Government Money Market, Initial Class Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.
Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.
By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.
Portfolio Rebalancing.    Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account’s investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.
You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub-Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.
You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.
Generally, you may change the allocation percentages, frequency, or choice of Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.
The Investment and Fixed Account Options: Separate Account Investments

The Portfolios.    Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.
We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub-Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the Separate Account.

The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.

Portfolio	Each Portfolio Seeks	Investment Adviser
The Alger Portfolios
Alger Large Cap Growth Portfolio - Class I-2	Long-term capital appreciation	Fred Alger Management, Inc.
Alger Growth & Income Portfolio - Class I-2	Capital appreciation and current income
Alger Capital Appreciation Portfolio - Class I-2	Long-term capital appreciation
Alger Mid Cap Growth Portfolio - Class I-2(4)	Long-term capital appreciation
Alger Small Cap Growth Portfolio - Class I-2(6)	Long-term capital appreciation
Deutsche Variable Series I
Deutsche Bond VIP – Class A (3)	To maximize total return consistent with preservation of capital and prudent investment management, by investing for both current income and capital appreciation	Deutsche Investment Management Americas Inc.
Deutsche Global Small Cap – Class A	Above-average capital appreciation over the long term
Deutsche Core Equity VIP - Class A	Long-term growth of capital, current income and growth of income
Deutsche CROCI® International VIP – Class A (7)	Seeks long-term growth of capital
Deutsche Variable Series II
Deutsche Global Income Builder VIP – Class A	Maximize income while maintaining prospects for capital appreciation	Deutsche Investment Management Americas Inc.
Federated Insurance Series
Federated Managed Volatility Fund II	High current income and moderate capital appreciation	Federated Equity Management Company of Pennsylvania
Federated Fund for U.S. Government Securities II	Current income	Federated Investment Management Company
Federated High Income Bond Fund II	High current income
Fidelity® Variable Insurance Products
Fidelity® VIP Asset Manager(SM) Portfolio - Initial Class	High total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.	Fidelity® Management & Research Company (FMR)
Fidelity® VIP Contrafund® Portfolio - Initial Class	Long-term capital appreciation.
Fidelity® VIP Equity-Income Portfolio - Initial Class
Reasonable Income. The fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the Standard & Poor’s 500(SM) Index (S&P 500®).

Fidelity® VIP Growth Portfolio - Initial Class	To achieve capital appreciation.
Fidelity® VIP Index 500 Portfolio - Initial Class	Investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor’s 500(SM) Index (S&P 500®).
Fidelity® VIP Government Money Market Portfolio - Initial Class	As high a level of current income as is consistent with preservation of capital and liquidity.
Fidelity® VIP Overseas Portfolio - Initial Class	Long-term growth of capital.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. American Value Fund - Series I	Above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.	Invesco Advisers, Inc.
Invesco V.I. Mid Cap Growth Fund, Series II	To seek capital growth
Invesco V.I. Growth and Income Fund, Series II	Long-term growth of capital and income.
Invesco V.I. Value Opportunities Fund - Series I (2)	Long-term growth of capital
Janus Aspen Series

Portfolio	Each Portfolio Seeks	Investment Adviser
Janus Aspen Series Balanced Portfolio - Institutional Shares (9)	Long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares (9)	Maximum total return, consistent with preservation of capital.
Janus Aspen Series Overseas Portfolio - Service Shares (9)	Long-term growth of capital.
Janus Aspen Series Enterprise Portfolio - Institutional Shares (9)	Long-term growth of capital.
Janus Aspen Series Research Portfolio - Institutional Shares (9) (formerly, Janus Aspen Series Janus Portfolio-Institutional Shares)	Long-term growth of capital.
Janus Aspen Series Global Research Portfolio - Institutional Shares (8) (9)	Long-term growth of capital.
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Value Portfolio - Class I	Long-term growth of capital. Current income is a secondary objective
Legg Mason Partners Fund Advisor, LLC, adviser; ClearBridge Investments, LLC, sub-adviser. (Western Asset Management Company manages the portion of the fund's cash and short term investments allocated to it)

MFS® Variable Insurance Trust(SM)
MFS® Growth Series - Initial Class	Capital appreciation	MFS® Investment Management
MFS® Investors Trust Series - Initial Class	Capital appreciation
MFS® New Discovery Series - Initial Class	Capital appreciation
MFS® Research Series - Initial Class	Capital appreciation
MFS® Total Return Series - Initial Class	Total return
Oppenheimer Variable Account Funds
Oppenheimer Main Street Small Cap Fund - Service Class	Capital appreciation.	OppenheimerFunds, Inc.
PIMCO Variable Insurance Trust
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares	The portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC
PIMCO Total Return Portfolio – Administrative Shares (5)	The portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.

Putnam Variable Trust
Putnam VT International Value Fund - Class IB	Seeks capital growth. Current income is a secondary objective.	Putnam Investment Management, LLC
T. Rowe Price Equity Series, Inc.
T. Rowe Price Equity Income Portfolio - I	The fund seeks a high level of dividend income and long-term capital growth primarily through investments in stocks.	T. Rowe Price Associates, Inc.
T. Rowe Price Mid-Cap Growth Portfolio - I (1)	The fund seeks to provide long-term capital appreciation by investing in mid-cap stocks with potential for above-average earnings growth.
T. Rowe Price New America Growth Portfolio - I	The fund seeks to provide long-term capital growth by investing primarily in the common stocks of growth companies
T. Rowe Price International Series, Inc.
T. Rowe Price International Stock Portfolio - I	The fund seeks long-term growth of capital through investments primarily in the common stocks of established, non-U.S. companies.	T. Rowe Price Associates, Inc./T. Rowe Price International Ltd
Wells Fargo Variable Trust Funds
Wells Fargo VT Discovery Fund	Long-term capital appreciation.	Wells Fargo Funds Management, LLC Sub-advisor: Wells Capital Management Incorporated
Wells Fargo VT Opportunity Fund(SM) - Class 2	Long-term capital appreciation.

(1) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.
(2) Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series I Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
(3) Effective as of January 27, 2012, the Deutsche: Bond VIP – Class A Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date.
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.
(4) Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class I-2 Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(5) Effective May 1, 2015, the PIMCO Total Return – Advisor Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.
(6) Effective October 23, 2015, the Alger Small Cap Growth – Class I-2 Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(7) Effective August 10, 2016, the Deutsche: CROCI ® International VIP - Class A Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(8) Effective February 24, 2017, the Janus Aspen Series Global Research Portfolio - Institutional Shares Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(9) On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to "Janus Aspen Series" or "Janus Aspen Series Perkins" in the portfolios' names will change to "Janus Henderson."
Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.
We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the net Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.
Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.
Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio’s Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.
Voting Rights.    As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.
As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.
If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.
We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.
In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.
This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.
Additions, Deletions, and Substitutions of Securities.    If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.
We also reserve the right to make the following changes in the operation of the Separate Account and the Sub-Accounts:

(a)	to operate the Separate Account in any form permitted by law;

(b)	to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c)	to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

(d)	to add, combine, or remove Sub-Accounts in the Separate Account; and

(e)
to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.
The Fixed Account

General.    You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Lincoln Benefit invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. Please contact us at 1-800-457-7617 for current information.
Guaranteed Maturity Fixed Account Option.    We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.
The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

Example
Purchase Payment	$10,000
Guarantee Period	5 years
Effective Annual Rate	4.50%

	End of Contract Year
	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Contract Value	$10,000.00
× (1 + Effective Annual Rate)	× 1.045
	$10,450.00
Contract Value at end of Contract Year		$10,450.00
× (1 + Effective Annual Rate)		× 1.045
		$10,920.25
Contract Value at end of Contract Year			$10,920.25
× (1 + Effective Annual Rate)			× 1.045
			$11,411.66
Contract Value at end of Contract Year				$11,411.66
× (1 + Effective Annual Rate)				× 1.045
				$11,925.19
Contract Value at end of Contract Year					$11,925.19
× (1 + Effective Annual Rate)					× 1.045
					$12,461.82
Total Interest Credited During Guarantee Period = $2,461.82= ($12,461.82 - $10,000)

Note:
This example assumes no withdrawals during the entire five-year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-457-7617.
We will determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)
take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2)
allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)
instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4)
withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.
Market Value Adjustment.    We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.
As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)	when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described in the “Free Withdrawal” section of this prospectus;

2)	when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3)	when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)	when you annuitize your Contract; and

5)	when we pay a death benefit.
We will not apply a Market Value Adjustment to a transaction, to the extent that:

1)	it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)	you make a withdrawal to satisfy the IRS’ required minimum distribution rules for this Contract; or

3)	it is a transfer that is part of a Dollar Cost Averaging program.
The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1)	the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2)	the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.
Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.
For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.
Dollar Cost Averaging Fixed Account Option.    You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Sub-Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in the “Automatic Dollar Cost Averaging Program” section of this prospectus.
Annuity Benefits

Annuity Date.    You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.
The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the 10th Contract Anniversary or the youngest Annuitant’s 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Code generally requires you to begin to take at least a minimum distribution by the later of:

•	the year of your separation from service; or

•	April 1 of the calendar year following the calendar year in which you attain age 70 1/2.
If your Contract is issued pursuant to Section 408 of the Code (traditional IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Code for Contracts issued pursuant to Section 408A (Roth IRAs).
If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Code.
If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.
Annuity Options.    You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

•	Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

•	Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.
You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.
Three Annuity Options are generally available under the Contract. Each is available in the form of:

•	a Fixed Annuity;

•	a Variable Annuity; or

•	a combination of both Fixed and Variable Annuity.
The three Annuity Options are:
Option A: Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.
Option B: Joint and Survivor Life Income With Guaranteed Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.
Option C: Payments For A Specified Period Certain Of 5 Years To 30 Years.    We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

•	the investment results of the Sub-Accounts you have selected,

•	the Contract Value at the time you elected annuitization, and

•	the length of the remaining period for which the payee would be entitled to payments.
No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.
You may not “annuitize” your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described in the “Withdrawals (Redemptions)” section of this prospectus, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.
Other Options.    We may have other Annuity Options available. You may obtain information about them by writing or calling us.
If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Code, we will only make payments to you and/or your spouse.
Annuity Payments: General.    On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in the “Variable Annuity Payments” and “Fixed Annuity Payments” sections of this prospectus.
You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.
Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.
Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.
We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.
You may not withdraw Contract Value during the Annuity Period, if we are making payments to you under any Annuity Option, such as Option A or B above, involving payment to the payee for life or any combination of payments for life and minimum guarantee period for a predetermined number of years.
Variable Annuity Payments.    One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.
We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.
The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.
The investment results of the Sub-Accounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.
Fixed Annuity Payments.    You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in “Transfers During the Annuity Period” below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Sub-Accounts.
We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.
Transfers During The Annuity Period.    During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.
You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.
Death Benefit During Annuity Period.    If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant’s death. After the Annuitant’s death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant’s death.
Certain Employee Benefit Plans.    The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.
Other Contract Benefits

Death Benefit: General.    We will pay a distribution on death, if:

1)	the Contract is in force;

2)	annuity payments have not begun; and

3)	either:

(a)	any Owner dies; or

(b)	any Annuitant dies and the Owner is a non-living person.
Due Proof of Death.    A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include “Due Proof of Death”. We will accept the following documentation as Due Proof of Death:

•	a certified original copy of the Death Certificate;

•	a certified copy of a court decree as to the finding of death; or

•	a written statement of a medical doctor who attended the deceased at the time of death.
In addition, in our discretion we may accept other types of proof.
Death Proceeds.    If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.
Death Benefit Amount.    The standard Death Benefit under the Contract is the greatest of the following:

1)	the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)	the Contract Value on the date as of which we calculate the Death Benefit.

3)	the Surrender Value;

4)
the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:
(a) = the withdrawal amount;
(b) = the Contract Value immediately before the withdrawal; and
(c) = the value of the applicable Death Benefit immediately before the withdrawal.
As described below, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.
Death Benefit Payments
1. If your spouse is the sole beneficiary:

(a)	Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b)	Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:
The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

(i)	over the life of your spouse; or

(ii)	for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii)	over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

(c)
If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i)	transfer all or a portion of the excess among the Sub-Accounts;

(ii)	transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

(iii)	transfer all or a portion of the excess into a combination of Sub-Accounts and the Guaranteed Maturity Fixed Account.
Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.
The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.
Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.
Only one spousal continuation is allowed under this Contract.
If there is no Annuitant at that time, the new Annuitant will be the surviving spouse. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.
2. If the Beneficiary is not your spouse but is a living person:

(a)	The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)	The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:
The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

(i)	over the life of the Beneficiary; or

(ii)	for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

(iii)	over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c)
If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in the “Transfer During the Accumulation Period” and “Transfer Fees” sections of this prospectus during this 5-year period. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.
We reserve the right to offer additional options upon the death of the Contract Owner.
If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary’s named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner’s death.
3. If the Beneficiary is a corporation or other type of non-living person:

(a)	The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)
If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The Beneficiary may exercise all rights as set forth in the “Transfer During the Accumulation Period” and “Transfer Fees” sections of this prospectus during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5-year period.
We reserve the right to offer additional options upon Death of Owner.
If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.
Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.
Different rules may apply to Contracts issued in connection with Qualified Plans.
We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.
Enhanced Death Benefit Rider:    When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant’s death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.
Enhanced Income Benefit Rider:    When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.
The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a)	on or after the tenth Contract Anniversary;

(b)	before the Annuitant’s age 90; and

(c)	within a 30-day period on or following a Contract Anniversary.
On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a)	10 years, if the youngest Annuitant’s age is 80 or less on the Annuity Date; or

(b)	5 years, if the youngest Annuitant’s age is greater than 80 on the Annuity Date.
If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.
The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.
Enhanced Income Benefit A.    At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

•	When you make a Purchase Payment, we will increase the Enhanced Income Benefit A by the amount of your Purchase Payment;

•	When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

•	On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.
If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.
We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner’s 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant’s 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.
Enhanced Income Benefit B.    Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

(a)	the date we determine the income benefit;

(b)
the first day of the month following the oldest Contract Owner’s 85th birthday, or the first day of the month following the oldest Annuitant’s 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

(a)	is the withdrawal amount;

(b)	is the Contract Value immediately prior to the withdrawal;

(c)	is the most recently calculated Enhanced Income Benefit A or B, as applicable.
Enhanced Death and Income Benefit Rider II:     When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.
The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a)	on or after the tenth Contract Anniversary;

(b)	before the Annuitant’s age 90; and

(c)	within a 30-day period on or following a Contract Anniversary.
On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a)	10 years, if the youngest Annuitant’s age is 80 or less on the Annuity Date; or

(b)	5 years, if the youngest Annuitant’s age is greater than 80 on the Annuity Date.
If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.
Enhanced Death and Income Benefit Rider.    This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.
The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant’s age 90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

(a)	10 years, if the youngest Annuitant’s age is 80 or less on the Annuity Date; or

(b)	at least 5 years, if the youngest Annuitant’s age is greater than 80 on the Annuity Date.
If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.
Enhanced Death Benefit A.    At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

•	When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

•	When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

•	On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.
If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.
We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner’s 85th birthday or, if the Contract Owner is not a living individual, the Annuitant’s 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.
Enhanced Death Benefit B.    Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

(a)	the date we determine the death benefit,

(b)	the first day of the month following the oldest Contract Owner’s 85th birthday; or

(c)	the first day of the month following the oldest Annuitant’s 85th birthday, if the Contract Owner is not a living individual.
Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.
The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:
(a)  = the withdrawal amount;
(b)  = the Contract Value immediately before the withdrawal; and
(c)  = the most recently calculated Enhanced Benefit A or B, as appropriate.
Beneficiary.    You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.
Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

•	your spouse if he or she is still alive; or, if he or she is no longer alive,

•	your surviving children equally; or if you have no surviving children,

•	your estate.
Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original shares of the remaining beneficiaries.
If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.
If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.
You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.
Different rules may apply to Contracts issued in connection with Qualified Plans.
Contract Loans For 403(b) Contracts.    Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan (“TSA Plan”) under Section 403(b) of the Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Code, which impose restrictions on loans.
We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant’s Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a)	equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)	equals the greater of $10,000 or half of the Surrender Value.
The minimum loan amount is $1,000.
To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated in Section 72 of the Code. Please seek advice from your plan administrator or tax advisor.
When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.
We will not charge a Withdrawal Charge on the loan or on the transfer from the Sub-Accounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.
We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.
When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.
We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)	the Death Proceeds;

2)	surrender proceeds;

3)	the amount available for partial withdrawal;

4)	the amount applied on the Annuity Date to provide annuity payments; and

5)	the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.
Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.
You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity ® VIP Government Money Market, Initial Class Sub-Account.
If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.
If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.
We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.
Withdrawals (Redemptions).    Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described in the “Sales Charges” section of this prospectus. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in the “Market Value Adjustment” section of this prospectus.
In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in the “Minimum Contract Value” section of this prospectus. Your Contract will terminate if you withdraw all of your Contract Value.
Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59½ may be subject to an additional 10% federal tax penalty.
We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described in the “Income Tax Withholding on Tax Qualified Contracts” section of this prospectus.
To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.
WRITTEN REQUESTS IN GOOD ORDER

Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.
If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described in the “Administrative Charges” section of this prospectus. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1)	whenever the New York Stock Exchange (“NYSE”) is closed (other than customary weekend and holiday closings);

2)
when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account’s investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)	at any other time permitted by the SEC for your protection.
In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.
You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b) (11) of the Code) only in the following circumstances:

1)	when you attain age 59 1/2;

2)	when you terminate your employment with the plan sponsor;

3)	upon your death;

4)	upon your disability as defined in Section 72(m)(7) of the Code;

5)	or in the case of hardship.
If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)	salary reduction contributions made after December 31, 1988;

2)	income attributable to such contributions; and

3)	income attributable to amounts held as of December 31, 1988.
The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.
Systematic Withdrawal Program.    If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.
Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.
We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
ERISA Plans.    A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.
MINIMUM CONTRACT VALUE

If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

Contract Charges

We assess charges under the Contract in three ways:

1)	as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2)	as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3)	as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.
In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the “Fee Tables” section of this prospectus, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.
Mortality and Expense Risk Charge.    We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1)	to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2)	to waive the Withdrawal Charge upon your death; and

3)	to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found in the “Other Contract Benefits” section of this prospectus.
The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.
If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each Sub-Account. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.
ADMINISTRATIVE CHARGES
Contract Maintenance Charge.    We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.
Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.
After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.
Administrative Expense Charge.    We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.
Transfer Fee.    We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.
The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES
Withdrawal Charge.    We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.
As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

CONTRIBUTION YEAR	WITHDRAWAL CHARGE PERCENTAGE
First and Second	7%
Third and Fourth	6%
Fifth	5%
Sixth	4%
Seventh	3%
Eighth and later	0%
When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.
We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.
For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:
First.    Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;
Second.    “Old Purchase Payments” - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;
Third.    Any additional amounts available as a “Free Withdrawal,” as described on below;
Fourth.    “New Purchase Payments” - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.
No Withdrawal Charge is applied in the following situations:

•	on annuitization;

•	the payment of a Death Benefit;

•	a free withdrawal amount, as described below;

•	certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described below;

•	withdrawals taken to satisfy IRS minimum distribution rules;

•	withdrawals that qualify for one of the waiver benefits described below; and

•
withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.
We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.
We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.
Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals in the “Taxation of Partial and Full Withdrawals” section of this prospectus. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Free Withdrawal.    Withdrawals of the following amounts are never subject to the Withdrawal Charge:

•	In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

•	Any Old Purchase Payments that have not been previously withdrawn.
However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized in the “Taxes” section of this prospectus.
WAIVER BENEFITS
General.    If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.
Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.
Confinement Waiver Benefit.    Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1)
Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2)
You request the withdrawal no later than 90 days following the end of the Owner or Annuitant’s stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3)	A physician must have prescribed the stay and the stay must be medically necessary.
You may not claim this benefit if the physician prescribing the Owner or Annuitant’s stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant’s immediate family.
Terminal Illness Waiver Benefit.    Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.
Unemployment Waiver Benefit.    Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1)	you become unemployed at least 1 year after the Issue Date;

2)	you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3)	you claim this benefit within 180 days of your initial receipt of unemployment compensation.
You may exercise this benefit once before the Annuity Date.
Waiver of Withdrawal Charge For Certain Qualified Plan Withdrawals.    For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1)	the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Code;

2)	the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3)	at least 15 Contract Years have passed since the Contract was issued.
Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-457-7617.
Premium Taxes.    We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.
Deduction For Separate Account Income Taxes.     We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We may pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the charges you pay under the contract.
Our status under the Code is briefly described in the “Taxes” section of this prospectus.
Other Expenses.
You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 3. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators. We collect this compensation under agreements between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.
Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.
TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral.    Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Separate Account are “adequately diversified” according to Treasury Department regulations, and

•	Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.
Non-Natural Owners.    Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule.    There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Grantor Trust Owned Annuity.    Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.
Diversification Requirements.    For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
Ownership Treatment.    The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.
Cost Basis. Generally, the cost basis in an annuity not associated with a qualified retirement plan is the amount you pay into your annuity, or into annuity exchanged for your annuity, on an after-tax basis less any withdrawals of such payments. Cost basis for a qualified retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible contributions to a traditional IRA. We do not track cost basis for qualified retirement plans, which is the responsibility of the Contract Owner.
Taxation of Partial and Full Withdrawals.     If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, without regard to surrender charges, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract.
Taxation of Annuity Payments.     Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
Partial Annuitization
An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.
Taxation of Level Monthly Variable Annuity Payments.    You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.
Withdrawals After the Payout Start Date.    Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
Distribution at Death Rules.    In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•
if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•
if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

•
if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.
Please consult with your tax or legal advisor for more information.
Taxation of Annuity Death Benefits.    Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.
Medicare Tax on Net Investment Income.      The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Penalty Tax on Premature Distributions.    A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments.    With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code of 1986 permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Annuity Option, as described in the Annuity Options section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.
Taxation of Ownership Changes.     If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the cost basis in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.
Aggregation of Annuity Contracts.    The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities.  Please consult with your tax advisor for additional information regarding FATCA.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract.    If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).
“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions.    Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Penalty Tax on Premature Distributions from Tax Qualified Contracts.    A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs),

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

•
from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts.    With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Income Tax Withholding on Tax Qualified Contracts.    Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.
For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities.  Please consult with your tax advisor for additional information regarding FATCA.
Charitable IRA Distributions.    Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Individual Retirement Annuities.    Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12 month rule.
Roth Individual Retirement Annuities.    Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.
A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.
Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs).    Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA. (SEP IRA)    Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.
Savings Incentive Match Plans for Employees (SIMPLE IRA).    Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.
To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.
Tax Sheltered Annuities.    Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.
Corporate and Self-Employed Pension and Profit Sharing Plans.
Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

•
A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

•
An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.
State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.
New Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation.
Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.
Spousal Consent Rules for Retirement Plans - Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
Gifts and Generation-skipping Transfers
The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes.  For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences.  The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Description of Lincoln Benefit Life Company and the Separate Account

LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P., a Bermuda limited partnership and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.
We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.
Lincoln Benefit has reinsurance agreements whereby certain premiums, contract charges, interest credited to contract holder funds, benefits and expenses are ceded to Allstate Life Insurance Company (“Allstate Life”) and other non-affiliated reinsurers. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of these transactions or agreements has changed the fact that we are primarily liable to you for your Contract.
SEPARATE ACCOUNT
Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a “separate account” under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.
We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.
The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub-Accounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. See also the “Table of Contents of the Statement of Additional Information” section of this prospectus.
State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.
Financial Statements. The financial statements and related financial statement schedules of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.
Administration.   We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2 , LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2 , LLC provides certain business process outsourcing services with respect to the Contracts. se 2 , LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.
In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.
We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
We provide information about cyber security risks associated with this Contract in the Statement of Additional Information.

Distribution of Contracts

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels.
Allstate Distributors, LLC (“ADLLC”), located at 3075 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.
Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.
Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.
Legal Proceedings

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management’s judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.
Legal Matters

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit’s right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.
Registration Statement

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.
About Lincoln Benefit Life Company

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

Table of Contents of Statement of Additional Information

The Contract
Annuity Payments
Initial Monthly Annuity Payment
Subsequent Monthly Payments
Transfers After Annuity Date
Annuity Unit Value
Illustrative Example of Annuity Unit Value Calculation
Illustrative Example of Variable Annuity Payments
Cyber Security Risk
Experts
Financial Statements

APPENDIX A – ACCUMULATION UNIT VALUES

Appendix A presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the
Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock – Service Shares Sub-
Account, LSA Balanced, Oppenheimer Main Street Small- & Mid-Cap Fund/VA – Service Shares Sub-Account, PIMCO
Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account, PIMCO Total Return – Administrative Shares
Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT NACM Small Cap Portfolio Class 1 Sub-Account,
Putnam VT International Value Fund – Class IB Sub-Account, Invesco Van Kampen V.I. Growth and Income Fund –
Series II Sub-Account which were first offered under the Contracts on May 1, 2002; the Invesco Van Kampen V.I. Value
Opportunities Fund – Series I Sub-Account, Legg Mason ClearBridge Variable Large Cap Value Portfolio – Class I Sub-
Account, Invesco Van Kampen V.I. American Value Fund – Series I Sub-Account which were first offered under the
Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT
Opportunity Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS VSII: Global
Income Builder VIP – Class A Sub-Account which was first offered under the Contracts on April 29, 2005 and Janus
Aspen Overseas Portfolio – Service Share Sub-Account which was first offered under the Contracts on April 30, 2008.
Accumulation unit value: unit of measure used to calculate the value or a Contract Owner’s interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

The name of the following Sub-Account changed since December 31, 2016. The name shown in the table of Accumulation Units corresponds to the name of the Sub-Account on December 31, 2016.

Sub-Account Name as of December 31, 2016 (as appears in the following tables of Accumulation Unit Values)	Sub-Account Name on/about May 1, 2017
Janus Aspen Series Janus Portfolio - Institutional Shares	Janus Aspen Series Research Portfolio - Institutional Shares

LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Policy
Mortality & Expense = 1.15

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class I-2
	2007	$17.148	$22.613	307,354
	2008	$22.613	$12.252	182,353
	2009	$12.252	$18.283	147,379
	2010	$18.283	$20.589	125,277
	2011	$20.589	$20.272	102,062
	2012	$20.272	$23.684	78,761
	2013	$23.684	$31.621	65,750
	2014	$31.621	$35.523	58,244
	2015	$35.523	$37.254	52,334
	2016	$37.254	$36.977	46,003
Alger Growth & Income Portfolio - Class I-2
	2007	$13.673	$14.870	289,123
	2008	$14.870	$8.889	189,627
	2009	$8.889	$11.603	144,735
	2010	$11.603	$12.865	102,497
	2011	$12.865	$13.533	80,128
	2012	$13.533	$15.013	64,595
	2013	$15.013	$19.263	55,508
	2014	$19.263	$21.405	51,188
	2015	$21.405	$21.345	44,622
	2016	$21.345	$23.240	41,390

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Large Cap Growth Portfolio - Class I-2
	2007	$12.208	$14.460	340,976
	2008	$14.460	$7.689	252,531
	2009	$7.689	$11.206	202,899
	2010	$11.206	$12.549	159,401
	2011	$12.549	$12.350	114,291
	2012	$12.350	$13.399	90,699
	2013	$13.399	$17.875	81,073
	2014	$17.875	$19.592	72,833
	2015	$19.592	$19.681	65,250
	2016	$19.681	$19.276	58,065
Alger Mid Cap Growth Portfolio - Class I-2
	2007	$20.104	$26.119	395,122
	2008	$26.119	$10.741	307,529
	2009	$10.741	$16.093	251,589
	2010	$16.093	$18.974	201,160
	2011	$18.974	$17.188	154,396
	2012	$17.188	$19.725	126,168
	2013	$19.725	$26.462	97,572
	2014	$26.462	$28.226	82,799
	2015	$28.226	$27.440	74,353
	2016	$27.440	$27.364	65,314
Alger SmallCap Growth Portfolio - Class I-2
	2007	$12.935	$14.976	268,659
	2008	$14.976	$7.898	187,715
	2009	$7.898	$11.349	171,410
	2010	$11.349	$14.043	140,374
	2011	$14.043	$13.427	117,145
	2012	$13.427	$14.918	92,887
	2013	$14.918	$19.780	75,544
	2014	$19.780	$19.619	61,624
	2015	$19.619	$18.733	55,890
	2016	$18.733	$19.655	46,055
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$13.461	$13.811	35,322
	2008	$13.811	$8.781	26,875
	2009	$8.781	$10.796	20,239
	2010	$10.796	$11.671	17,945
	2011	$11.671	$12.098	17,154
	2012	$12.098	$13.919	16,971
	2013	$13.919	$18.195	17,545
	2014	$18.195	$20.073	15,298
	2015	$20.073	$19.255	9,148
	2016	$19.255	$21.489	5,939
Deutsche VSI: Bond VIP - Class A
	2007	$13.671	$14.064	339,879
	2008	$14.064	$11.560	255,646
	2009	$11.560	$12.566	186,602
	2010	$12.566	$13.253	155,647
	2011	$13.253	$13.833	108,411
	2012	$13.833	$14.722	82,736
	2013	$14.722	$14.099	69,186
	2014	$14.099	$14.847	50,085
	2015	$14.847	$14.620	46,046
	2016	$14.620	$15.295	43,016

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Deutsche VSI: Core Equity VIP - Class A
	2007	$11.345	$11.355	73,259
	2008	$11.355	$6.918	49,772
	2009	$6.918	$9.164	38,191
	2010	$9.164	$10.354	21,260
	2011	$10.354	$10.211	20,105
	2012	$10.211	$11.678	17,593
	2013	$11.678	$15.838	17,088
	2014	$15.838	$17.491	15,990
	2015	$17.491	$18.180	14,822
	2016	$18.180	$19.836	10,538
Deutsche VSI: CROCI® International VIP - Class A
	2007	$13.967	$15.805	113,896
	2008	$15.805	$8.083	101,279
	2009	$8.083	$10.658	69,353
	2010	$10.658	$10.697	54,718
	2011	$10.697	$8.803	41,799
	2012	$8.803	$10.488	31,677
	2013	$10.488	$12.453	41,029
	2014	$12.453	$10.851	33,147
	2015	$10.851	$10.129	15,779
	2016	$10.129	$10.077	14,031
Deutsche VSI: Global Small Cap VIP - Class A
	2007	$24.544	$26.499	131,794
	2008	$26.499	$13.094	97,138
	2009	$13.094	$19.164	83,558
	2010	$19.164	$23.968	72,183
	2011	$23.968	$21.328	61,099
	2012	$21.328	$24.300	42,306
	2013	$24.300	$32.623	35,943
	2014	$32.623	$30.887	29,476
	2015	$30.887	$30.858	22,688
	2016	$30.858	$30.954	20,609
Deutsche VSII: Global Income Builder VIP - Class A
	2007	$11.543	$11.950	249,164
	2008	$11.950	$8.576	165,654
	2009	$8.576	$10.454	114,278
	2010	$10.454	$11.483	87,837
	2011	$11.483	$11.179	63,813
	2012	$11.179	$12.473	52,594
	2013	$12.473	$14.366	46,688
	2014	$14.366	$14.731	41,478
	2015	$14.731	$14.338	38,344
	2016	$14.338	$15.126	31,863
Federated Fund for U.S. Government Securities II
	2007	$13.478	$14.146	603,659
	2008	$14.146	$14.568	494,396
	2009	$14.568	$15.136	374,113
	2010	$15.136	$15.721	305,850
	2011	$15.721	$16.423	238,391
	2012	$16.423	$16.701	220,033
	2013	$16.701	$16.155	179,191
	2014	$16.155	$16.692	132,457
	2015	$16.692	$16.570	116,141
	2016	$16.570	$16.628	103,485

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Federated High Income Bond Fund II
	2007	$13.088	$13.368	432,506
	2008	$13.368	$9.770	344,383
	2009	$9.770	$14.748	260,044
	2010	$14.748	$16.710	201,597
	2011	$16.710	$17.356	164,486
	2012	$17.356	$19.659	148,235
	2013	$19.659	$20.771	133,814
	2014	$20.771	$21.065	112,577
	2015	$21.065	$20.269	100,418
	2016	$20.269	$22.984	84,638
Federated Managed Volatility Fund II
	2007	$9.980	$10.253	154,739
	2008	$10.253	$8.062	102,548
	2009	$8.062	$10.213	101,513
	2010	$10.213	$11.305	68,578
	2011	$11.305	$11.698	50,687
	2012	$11.698	$13.118	46,621
	2013	$13.118	$15.772	46,726
	2014	$15.772	$16.185	40,121
	2015	$16.185	$14.776	38,435
	2016	$14.776	$15.715	32,856
Fidelity VIP Asset Manager Portfolio - Initial Class
	2007	$12.690	$14.474	252,896
	2008	$14.474	$10.189	202,629
	2009	$10.189	$12.992	144,646
	2010	$12.992	$14.661	116,581
	2011	$14.661	$14.108	93,211
	2012	$14.108	$15.672	74,411
	2013	$15.672	$17.908	63,012
	2014	$17.908	$18.717	54,882
	2015	$18.717	$18.511	44,855
	2016	$18.511	$18.843	38,406
Fidelity VIP Contrafund® Portfolio - Initial Class
	2007	$18.546	$21.536	1,005,803
	2008	$21.536	$12.226	742,971
	2009	$12.226	$16.386	631,023
	2010	$16.386	$18.969	511,344
	2011	$18.969	$18.261	383,384
	2012	$18.261	$20.994	335,707
	2013	$20.994	$27.220	271,301
	2014	$27.220	$30.092	238,198
	2015	$30.092	$29.918	205,942
	2016	$29.918	$31.913	179,095
Fidelity VIP Equity-Income Portfolio - Initial Class
	2007	$16.496	$16.539	684,837
	2008	$16.539	$9.366	412,487
	2009	$9.366	$12.044	308,304
	2010	$12.044	$13.697	252,183
	2011	$13.697	$13.658	198,587
	2012	$13.658	$15.823	163,437
	2013	$15.823	$20.025	133,321
	2014	$20.025	$21.500	117,357
	2015	$21.500	$20.391	95,842
	2016	$20.391	$23.767	79,707

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Initial Class
	2007	$12.017	$12.487	1,221,039
	2008	$12.487	$12.705	1,305,720
	2009	$12.705	$12.637	985,343
	2010	$12.637	$12.511	775,634
	2011	$12.511	$12.369	634,224
	2012	$12.369	$12.232	505,511
	2013	$12.232	$12.083	410,477
	2014	$12.083	$11.934	320,879
	2015	$11.934	$11.789	228,320
	2016	$11.789	$11.667	199,121
Fidelity VIP Growth Portfolio - Initial Class
	2007	$11.500	$14.418	618,823
	2008	$14.418	$7.523	492,708
	2009	$7.523	$9.531	405,357
	2010	$9.531	$11.688	320,051
	2011	$11.688	$11.566	270,601
	2012	$11.566	$13.100	225,513
	2013	$13.100	$17.638	186,919
	2014	$17.638	$19.387	165,248
	2015	$19.387	$20.520	139,306
	2016	$20.520	$20.428	124,728
Fidelity VIP Index 500 Portfolio - Initial Class
	2007	$13.233	$13.778	1,041,479
	2008	$13.778	$8.572	756,199
	2009	$8.572	$10.718	592,792
	2010	$10.718	$12.176	493,294
	2011	$12.176	$12.270	410,778
	2012	$12.270	$14.046	343,300
	2013	$14.046	$18.344	307,792
	2014	$18.344	$20.574	249,167
	2015	$20.574	$20.590	202,228
	2016	$20.590	$22.746	177,211
Fidelity VIP Overseas Portfolio - Initial Class
	2007	$15.773	$18.273	327,028
	2008	$18.273	$10.141	276,821
	2009	$10.141	$12.672	211,336
	2010	$12.672	$14.155	161,268
	2011	$14.155	$11.580	132,738
	2012	$11.580	$13.808	109,420
	2013	$13.808	$17.787	90,942
	2014	$17.787	$16.147	81,429
	2015	$16.147	$16.525	70,824
	2016	$16.525	$15.494	64,005
Invesco V.I. American Value Fund - Series I
	2007	$14.984	$15.958	210,481
	2008	$15.958	$9.252	158,166
	2009	$9.252	$12.720	131,570
	2010	$12.720	$15.356	113,395
	2011	$15.356	$15.306	92,596
	2012	$15.306	$17.731	76,421
	2013	$17.731	$23.511	52,878
	2014	$23.511	$25.483	40,485
	2015	$25.483	$22.869	31,596
	2016	$22.869	$26.086	27,815

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$14.397	$14.576	306,627
	2008	$14.576	$9.758	199,062
	2009	$9.758	$11.960	183,308
	2010	$11.960	$13.252	150,424
	2011	$13.252	$12.792	100,474
	2012	$12.792	$14.445	78,301
	2013	$14.445	$19.082	62,871
	2014	$19.082	$20.723	41,000
	2015	$20.723	$19.788	34,836
	2016	$19.788	$23.340	33,660
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.686	$14.732	39,490
	2008	$14.732	$7.735	29,220
	2009	$7.735	$11.945	38,907
	2010	$11.945	$15.014	25,399
	2011	$15.014	$13.440	18,967
	2012	$13.440	$14.816	15,527
	2013	$14.816	$19.988	11,807
	2014	$19.988	$21.258	12,458
	2015	$21.258	$21.213	13,061
	2016	$21.213	$21.070	12,892
Invesco V.I. Value Opportunities Fund - Series I
	2007	$12.634	$12.669	199,610
	2008	$12.669	$6.034	176,998
	2009	$6.034	$8.820	148,589
	2010	$8.820	$9.351	119,425
	2011	$9.351	$8.953	77,525
	2012	$8.953	$10.407	62,452
	2013	$10.407	$13.747	56,742
	2014	$13.747	$14.475	43,123
	2015	$14.475	$12.808	41,630
	2016	$12.808	$14.969	37,575
Janus Aspen Enterprise Portfolio - Institutional Shares
	2007	$15.497	$18.677	344,083
	2008	$18.677	$10.380	288,564
	2009	$10.380	$14.846	221,943
	2010	$14.846	$18.452	186,653
	2011	$18.452	$17.965	157,425
	2012	$17.965	$20.809	139,793
	2013	$20.809	$27.204	119,634
	2014	$27.204	$30.230	106,398
	2015	$30.230	$31.058	94,655
	2016	$31.058	$34.465	83,548
Janus Aspen Global Research Portfolio - Institutional Shares
	2007	$12.594	$13.634	562,020
	2008	$13.634	$7.451	410,898
	2009	$7.451	$10.132	336,082
	2010	$10.132	$11.591	263,086
	2011	$11.591	$9.874	207,953
	2012	$9.874	$11.709	180,063
	2013	$11.709	$14.851	152,881
	2014	$14.851	$15.758	126,783
	2015	$15.758	$15.207	115,550
	2016	$15.207	$15.329	102,970

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Janus Portfolio - Institutional Shares
	2007	$11.676	$13.270	469,901
	2008	$13.270	$7.900	371,128
	2009	$7.900	$10.637	290,538
	2010	$10.637	$12.031	230,669
	2011	$12.031	$11.252	195,033
	2012	$11.252	$13.177	155,917
	2013	$13.177	$16.961	128,313
	2014	$16.961	$18.927	117,019
	2015	$18.927	$19.691	109,573
	2016	$19.691	$19.544	97,007
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$7.495	62,852
	2009	$7.495	$13.254	86,323
	2010	$13.254	$16.365	71,833
	2011	$16.365	$10.935	59,162
	2012	$10.935	$12.222	39,058
	2013	$12.222	$13.794	31,628
	2014	$13.794	$11.975	26,783
	2015	$11.975	$10.785	23,810
	2016	$10.785	$9.937	22,876
Janus Aspen Series Balanced Portfolio - Institutional Shares
	2007	$17.282	$18.865	747,492
	2008	$18.865	$15.679	535,796
	2009	$15.679	$19.493	427,444
	2010	$19.493	$20.865	348,978
	2011	$20.865	$20.945	284,742
	2012	$20.945	$23.501	258,732
	2013	$23.501	$27.887	196,994
	2014	$27.887	$29.883	169,459
	2015	$29.883	$29.695	151,948
	2016	$29.695	$30.677	135,435
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
	2007	$14.017	$14.816	327,277
	2008	$14.816	$15.514	272,856
	2009	$15.514	$17.346	231,270
	2010	$17.346	$18.496	202,832
	2011	$18.496	$19.499	171,010
	2012	$19.499	$20.862	146,755
	2013	$20.862	$20.575	105,740
	2014	$20.575	$21.322	81,060
	2015	$21.322	$21.104	71,503
	2016	$21.104	$21.357	62,281
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$14.605	$17.055	73,894
	2008	$17.055	$16.058	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Growth Series - Initial Class
	2007	$11.531	$13.798	126,996
	2008	$13.798	$8.528	102,015
	2009	$8.528	$11.594	78,308
	2010	$11.594	$13.207	66,211
	2011	$13.207	$13.001	60,057
	2012	$13.001	$15.071	50,368
	2013	$15.071	$20.369	39,799
	2014	$20.369	$21.915	31,469
	2015	$21.915	$23.279	27,675
	2016	$23.279	$23.552	26,011
MFS® Investors Trust Series - Initial Class
	2007	$11.824	$12.880	126,138
	2008	$12.880	$8.512	100,457
	2009	$8.512	$10.668	84,052
	2010	$10.668	$11.704	56,558
	2011	$11.704	$11.307	36,636
	2012	$11.307	$13.308	32,003
	2013	$13.308	$17.356	24,351
	2014	$17.356	$19.026	17,070
	2015	$19.026	$18.831	16,801
	2016	$18.831	$20.195	16,279
MFS® New Discovery Series - Initial Class
	2007	$19.241	$19.479	139,957
	2008	$19.479	$11.671	119,273
	2009	$11.671	$18.809	94,439
	2010	$18.809	$25.325	80,183
	2011	$25.325	$22.443	58,617
	2012	$22.443	$26.868	53,041
	2013	$26.868	$37.551	49,336
	2014	$37.551	$34.393	39,916
	2015	$34.393	$33.325	35,322
	2016	$33.325	$35.891	31,289
MFS® Research Series - Initial Class
	2007	$12.095	$13.521	86,910
	2008	$13.521	$8.534	55,904
	2009	$8.534	$11.002	49,781
	2010	$11.002	$12.593	38,970
	2011	$12.593	$12.381	34,033
	2012	$12.381	$14.339	29,467
	2013	$14.339	$18.732	21,713
	2014	$18.732	$20.387	15,365
	2015	$20.387	$20.296	14,416
	2016	$20.296	$21.795	14,576
MFS® Total Return Series - Initial Class
	2007	$16.260	$16.734	661,560
	2008	$16.734	$12.868	464,793
	2009	$12.868	$15.000	347,219
	2010	$15.000	$16.285	279,717
	2011	$16.285	$16.368	217,821
	2012	$16.368	$17.983	185,517
	2013	$17.983	$21.143	153,519
	2014	$21.143	$22.654	114,901
	2015	$22.654	$22.290	81,974
	2016	$22.290	$24.016	70,562

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$16.144	$15.720	219,803
	2008	$15.720	$9.625	151,992
	2009	$9.625	$13.011	120,823
	2010	$13.011	$15.812	98,906
	2011	$15.812	$15.244	74,721
	2012	$15.244	$17.714	78,073
	2013	$17.714	$24.600	71,129
	2014	$24.600	$27.126	52,019
	2015	$27.126	$25.157	38,809
	2016	$25.157	$29.236	32,927
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$11.657	$11.929	175,543
	2008	$11.929	$11.501	185,837
	2009	$11.501	$13.133	139,898
	2010	$13.133	$14.072	137,307
	2011	$14.072	$14.838	121,733
	2012	$14.838	$16.243	102,765
	2013	$16.243	$16.122	103,151
	2014	$16.122	$17.698	84,730
	2015	$17.698	$17.529	67,505
	2016	$17.529	$18.433	60,607
PIMCO Total Return Portfolio - Administrative Shares
	2007	$11.771	$12.643	737,286
	2008	$12.643	$13.088	699,373
	2009	$13.088	$14.744	709,743
	2010	$14.744	$15.743	639,674
	2011	$15.743	$16.109	508,815
	2012	$16.109	$17.434	464,493
	2013	$17.434	$16.880	289,601
	2014	$16.880	$17.383	226,411
	2015	$17.383	$17.244	169,773
	2016	$17.244	$17.487	152,572
Premier VIT NACM Small Cap Portfolio - Class 1
	2007	$14.300	$14.203	142,608
	2008	$14.203	$8.186	108,005
	2009	$8.186	$9.344	85,491
	2010	$9.344	$10.843	0
Premier VIT OpCap Balanced Portfolio
	2007	$12.005	$11.330	58,167
	2008	$11.330	$7.700	43,630
	2009	$7.700	$7.432	0
Putnam VT International Value Fund - Class IB
	2007	$18.881	$19.952	125,260
	2008	$19.952	$10.636	74,027
	2009	$10.636	$13.254	56,664
	2010	$13.254	$14.022	39,029
	2011	$14.022	$11.940	26,096
	2012	$11.940	$14.350	21,954
	2013	$14.350	$17.320	21,131
	2014	$17.320	$15.482	16,908
	2015	$15.482	$14.984	15,321
	2016	$14.984	$14.962	14,371

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Ridgeworth Large Cap Growth Stock Fund
	2007	$9.773	$11.125	88,003
	2008	$11.125	$6.517	81,011
	2009	$6.517	$6.634	0
Ridgeworth Large Cap Value Equity Fund
	2007	$12.937	$13.229	83,673
	2008	$13.229	$8.781	59,269
	2009	$8.781	$8.309	0
T. Rowe Price Equity Income Portfolio - I
	2007	$17.984	$18.339	575,733
	2008	$18.339	$11.571	402,473
	2009	$11.571	$14.353	288,947
	2010	$14.353	$16.304	227,597
	2011	$16.304	$15.987	165,957
	2012	$15.987	$18.495	147,085
	2013	$18.495	$23.694	114,417
	2014	$23.694	$25.126	91,032
	2015	$25.126	$23.113	78,126
	2016	$23.113	$27.202	69,617
T. Rowe Price International Stock Portfolio - I
	2007	$13.934	$15.553	191,891
	2008	$15.553	$7.879	149,103
	2009	$7.879	$11.858	116,835
	2010	$11.858	$13.403	95,977
	2011	$13.403	$11.538	69,775
	2012	$11.538	$13.495	78,643
	2013	$13.495	$15.201	65,383
	2014	$15.201	$14.826	30,868
	2015	$14.826	$14.510	29,451
	2016	$14.510	$14.635	21,910
T. Rowe Price Mid-Cap Growth Portfolio - I
	2007	$21.626	$25.097	295,779
	2008	$25.097	$14.931	222,831
	2009	$14.931	$21.476	160,985
	2010	$21.476	$27.173	125,304
	2011	$27.173	$26.495	92,948
	2012	$26.495	$29.801	73,521
	2013	$29.801	$40.231	65,296
	2014	$40.231	$44.942	56,067
	2015	$44.942	$47.296	46,953
	2016	$47.296	$49.633	41,818
T. Rowe Price New America Growth Portfolio - I
	2007	$10.888	$12.233	117,852
	2008	$12.233	$7.461	92,406
	2009	$7.461	$11.035	64,870
	2010	$11.035	$13.040	49,935
	2011	$13.040	$12.740	45,311
	2012	$12.740	$14.232	48,686
	2013	$14.232	$19.398	28,832
	2014	$19.398	$20.945	25,891
	2015	$20.945	$22.464	17,669
	2016	$22.464	$22.476	13,833

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Wells Fargo VT Discovery Fund
	2007	$12.999	$15.702	161,353
	2008	$15.702	$8.628	115,632
	2009	$8.628	$11.956	82,156
	2010	$11.956	$16.004	68,993
	2011	$16.004	$15.872	55,858
	2012	$15.872	$18.455	53,856
	2013	$18.455	$26.209	42,675
	2014	$26.209	$25.975	35,208
	2015	$25.975	$25.277	29,411
	2016	$25.277	$26.872	26,796
Wells Fargo VT Opportunity Fund - Class 2
	2007	$12.235	$12.884	339,846
	2008	$12.884	$7.622	257,232
	2009	$7.622	$11.120	196,311
	2010	$11.120	$13.591	157,062
	2011	$13.591	$12.682	117,739
	2012	$12.682	$14.468	100,940
	2013	$14.468	$18.672	73,852
	2014	$18.672	$20.362	64,044
	2015	$20.362	$19.489	53,089
	2016	$19.489	$21.601	50,024

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%.

LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Basic Policy plus Death Benefit and Income Benefit Rider II
Mortality & Expense = 1.7

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class I-2
	2007	$7.621	$9.995	759,050
	2008	$9.995	$5.385	521,910
	2009	$5.385	$7.992	457,894
	2010	$7.992	$8.951	466,843
	2011	$8.951	$8.765	505,465
	2012	$8.765	$10.184	243,023
	2013	$10.184	$13.522	262,580
	2014	$13.522	$15.108	223,337
	2015	$15.108	$15.757	167,264
	2016	$15.757	$15.554	130,160
Alger Growth & Income Portfolio - Class I-2
	2007	$7.786	$8.421	308,605
	2008	$8.421	$5.006	254,925
	2009	$5.006	$6.499	249,853
	2010	$6.499	$7.166	199,795
	2011	$7.166	$7.496	169,075
	2012	$7.496	$8.271	171,101
	2013	$8.271	$10.554	135,343
	2014	$10.554	$11.663	100,392
	2015	$11.663	$11.567	92,201
	2016	$11.567	$12.525	78,970
Alger Large Cap Growth Portfolio - Class I-2
	2007	$7.271	$8.565	371,317
	2008	$8.565	$4.529	324,912
	2009	$4.529	$6.565	298,212
	2010	$6.565	$7.311	266,498
	2011	$7.311	$7.156	160,824
	2012	$7.156	$7.721	136,867
	2013	$7.721	$10.244	111,785
	2014	$10.244	$11.167	132,723
	2015	$11.167	$11.156	98,878
	2016	$11.156	$10.867	63,796
Alger Mid Cap Growth Portfolio - Class I-2
	2007	$11.277	$14.569	822,716
	2008	$14.569	$5.959	721,972
	2009	$5.959	$8.878	656,392
	2010	$8.878	$10.410	560,969
	2011	$10.410	$9.379	432,244
	2012	$9.379	$10.704	356,543
	2013	$10.704	$14.281	307,935
	2014	$14.281	$15.150	241,703
	2015	$15.150	$14.647	200,464
	2016	$14.647	$14.526	171,047

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger SmallCap Growth Portfolio - Class I-2
	2007	$7.840	$9.027	386,201
	2008	$9.027	$4.734	324,933
	2009	$4.734	$6.765	302,059
	2010	$6.765	$8.326	273,464
	2011	$8.326	$7.917	210,162
	2012	$7.917	$8.747	163,618
	2013	$8.747	$11.535	126,657
	2014	$11.535	$11.379	107,060
	2015	$11.379	$10.805	94,529
	2016	$10.805	$11.275	76,306
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$13.264	$13.534	46,980
	2008	$13.534	$8.557	42,904
	2009	$8.557	$10.464	43,855
	2010	$10.464	$11.250	44,795
	2011	$11.250	$11.597	35,396
	2012	$11.597	$13.269	103,883
	2013	$13.269	$17.251	42,635
	2014	$17.251	$18.927	26,998
	2015	$18.927	$18.056	11,475
	2016	$18.056	$20.041	10,354
Deutsche VSI: Bond VIP - Class A
	2007	$12.902	$13.200	192,164
	2008	$13.200	$10.790	162,984
	2009	$10.790	$11.665	139,150
	2010	$11.665	$12.234	131,495
	2011	$12.234	$12.700	95,813
	2012	$12.700	$13.442	74,674
	2013	$13.442	$12.803	68,152
	2014	$12.803	$13.408	61,385
	2015	$13.408	$13.130	54,641
	2016	$13.130	$13.661	45,461
Deutsche VSI: Core Equity VIP - Class A
	2007	$9.874	$9.829	76,673
	2008	$9.829	$5.955	67,583
	2009	$5.955	$7.846	85,215
	2010	$7.846	$8.815	73,664
	2011	$8.815	$8.646	63,481
	2012	$8.646	$9.834	48,726
	2013	$9.834	$13.264	44,715
	2014	$13.264	$14.568	42,080
	2015	$14.568	$15.059	64,556
	2016	$15.059	$16.341	29,925
Deutsche VSI: CROCI® International VIP - Class A
	2007	$9.606	$10.810	202,975
	2008	$10.810	$5.498	253,788
	2009	$5.498	$7.210	164,420
	2010	$7.210	$7.197	126,785
	2011	$7.197	$5.890	106,508
	2012	$5.890	$6.979	98,904
	2013	$6.979	$8.241	70,952
	2014	$8.241	$7.142	48,579
	2015	$7.142	$6.630	33,935
	2016	$6.630	$6.560	31,069

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Deutsche VSI: Global Small Cap VIP - Class A
	2007	$13.120	$14.087	319,396
	2008	$14.087	$6.922	292,135
	2009	$6.922	$10.076	295,598
	2010	$10.076	$12.533	247,927
	2011	$12.533	$11.091	194,798
	2012	$11.091	$12.567	162,040
	2013	$12.567	$16.779	115,189
	2014	$16.779	$15.799	127,708
	2015	$15.799	$15.697	106,456
	2016	$15.697	$15.660	93,364
Deutsche VSII: Global Income Builder VIP - Class A
	2007	$11.437	$11.776	108,626
	2008	$11.776	$8.404	99,008
	2009	$8.404	$10.189	96,552
	2010	$10.189	$11.130	85,675
	2011	$11.130	$10.777	62,067
	2012	$10.777	$11.958	55,722
	2013	$11.958	$13.697	45,570
	2014	$13.697	$13.968	45,285
	2015	$13.968	$13.521	37,109
	2016	$13.521	$14.185	35,589
Federated Fund for U.S. Government Securities II
	2007	$12.523	$13.072	721,964
	2008	$13.072	$13.388	610,475
	2009	$13.388	$13.834	473,221
	2010	$13.834	$14.289	324,041
	2011	$14.289	$14.846	269,692
	2012	$14.846	$15.014	209,711
	2013	$15.014	$14.444	173,446
	2014	$14.444	$14.842	170,920
	2015	$14.842	$14.653	146,826
	2016	$14.653	$14.623	111,142
Federated High Income Bond Fund II
	2007	$13.026	$13.231	379,607
	2008	$13.231	$9.617	307,223
	2009	$9.617	$14.437	275,990
	2010	$14.437	$16.268	242,351
	2011	$16.268	$16.804	195,932
	2012	$16.804	$18.930	179,749
	2013	$18.930	$19.891	128,657
	2014	$19.891	$20.062	108,552
	2015	$20.062	$19.197	63,913
	2016	$19.197	$21.650	49,255
Federated Managed Volatility Fund II
	2007	$8.776	$8.966	65,968
	2008	$8.966	$7.012	98,652
	2009	$7.012	$8.834	87,864
	2010	$8.834	$9.725	54,559
	2011	$9.725	$10.008	30,900
	2012	$10.008	$11.161	104,369
	2013	$11.161	$13.345	27,541
	2014	$13.345	$13.619	15,762
	2015	$13.619	$12.365	7,046
	2016	$12.365	$13.079	4,667

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Asset Manager Portfolio - Initial Class
	2007	$10.466	$11.872	125,667
	2008	$11.872	$8.311	130,724
	2009	$8.311	$10.540	122,598
	2010	$10.540	$11.828	129,616
	2011	$11.828	$11.320	72,461
	2012	$11.320	$12.506	62,231
	2013	$12.506	$14.212	34,548
	2014	$14.212	$14.772	28,682
	2015	$14.772	$14.529	28,433
	2016	$14.529	$14.709	23,554
Fidelity VIP Contrafund® Portfolio - Initial Class
	2007	$12.977	$14.986	1,188,207
	2008	$14.986	$8.461	1,080,956
	2009	$8.461	$11.277	1,046,007
	2010	$11.277	$12.983	998,155
	2011	$12.983	$12.430	709,229
	2012	$12.430	$14.212	690,676
	2013	$14.212	$18.326	549,301
	2014	$18.326	$20.149	482,522
	2015	$20.149	$19.922	383,861
	2016	$19.922	$21.134	322,988
Fidelity VIP Equity-Income Portfolio - Initial Class
	2007	$14.468	$14.426	349,218
	2008	$14.426	$8.125	273,985
	2009	$8.125	$10.390	270,828
	2010	$10.390	$11.751	237,804
	2011	$11.751	$11.654	185,670
	2012	$11.654	$13.427	142,532
	2013	$13.427	$16.899	116,569
	2014	$16.899	$18.045	96,979
	2015	$18.045	$17.020	83,523
	2016	$17.020	$19.730	92,698
Fidelity VIP Government Money Market Portfolio - Initial Class
	2007	$10.750	$11.108	714,035
	2008	$11.108	$11.240	1,173,850
	2009	$11.240	$11.119	894,758
	2010	$11.119	$10.947	697,719
	2011	$10.947	$10.764	551,078
	2012	$10.764	$10.586	452,033
	2013	$10.586	$10.400	331,128
	2014	$10.400	$10.216	325,818
	2015	$10.216	$10.036	257,184
	2016	$10.036	$9.878	242,981
Fidelity VIP Growth Portfolio - Initial Class
	2007	$6.732	$8.394	682,803
	2008	$8.394	$4.356	663,776
	2009	$4.356	$5.488	676,234
	2010	$5.488	$6.693	597,279
	2011	$6.693	$6.587	435,815
	2012	$6.587	$7.420	377,416
	2013	$7.420	$9.936	310,756
	2014	$9.936	$10.861	284,700
	2015	$10.861	$11.432	233,240
	2016	$11.432	$11.319	206,034

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Index 500 Portfolio - Initial Class
	2007	$9.557	$9.896	1,295,792
	2008	$9.896	$6.123	1,150,557
	2009	$6.123	$7.614	1,043,678
	2010	$7.614	$8.602	911,514
	2011	$8.602	$8.621	744,841
	2012	$8.621	$9.814	646,616
	2013	$9.814	$12.747	569,038
	2014	$12.747	$14.219	505,643
	2015	$14.219	$14.152	451,144
	2016	$14.152	$15.548	387,687
Fidelity VIP Overseas Portfolio - Initial Class
	2007	$10.909	$12.569	470,601
	2008	$12.569	$6.937	476,598
	2009	$6.937	$8.620	469,624
	2010	$8.620	$9.577	413,895
	2011	$9.577	$7.792	323,321
	2012	$7.792	$9.240	281,150
	2013	$9.240	$11.837	229,142
	2014	$11.837	$10.687	249,029
	2015	$10.687	$10.877	209,121
	2016	$10.877	$10.142	143,466
Invesco V.I. American Value Fund - Series I
	2007	$14.765	$15.638	269,763
	2008	$15.638	$9.017	244,967
	2009	$9.017	$12.329	201,588
	2010	$12.329	$14.802	159,248
	2011	$14.802	$14.672	123,833
	2012	$14.672	$16.904	96,739
	2013	$16.904	$22.292	87,271
	2014	$22.292	$24.029	76,406
	2015	$24.029	$21.446	73,197
	2016	$21.446	$24.328	47,254
Invesco V.I. Growth and Income Fund - Series II
	2007	$14.033	$14.129	213,247
	2008	$14.129	$9.407	187,559
	2009	$9.407	$11.466	182,380
	2010	$11.466	$12.635	151,891
	2011	$12.635	$12.129	114,411
	2012	$12.129	$13.621	84,341
	2013	$13.621	$17.896	65,957
	2014	$17.896	$19.329	56,013
	2015	$19.329	$18.355	43,036
	2016	$18.355	$21.531	48,769
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.500	$14.437	59,849
	2008	$14.437	$7.538	46,687
	2009	$7.538	$11.577	51,595
	2010	$11.577	$14.472	53,523
	2011	$14.472	$12.884	45,673
	2012	$12.884	$14.125	28,551
	2013	$14.125	$18.951	27,068
	2014	$18.951	$20.045	22,224
	2015	$20.045	$19.892	13,397
	2016	$19.892	$19.650	14,071

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Value Opportunities Fund - Series I
	2007	$12.450	$12.415	241,174
	2008	$12.415	$5.881	236,766
	2009	$5.881	$8.549	231,753
	2010	$8.549	$9.014	197,346
	2011	$9.014	$8.583	140,959
	2012	$8.583	$9.922	122,553
	2013	$9.922	$13.034	99,437
	2014	$13.034	$13.649	71,338
	2015	$13.649	$12.011	62,300
	2016	$12.011	$13.960	53,762
Janus Aspen Enterprise Portfolio - Institutional Shares
	2007	$5.423	$6.499	505,513
	2008	$6.499	$3.592	433,329
	2009	$3.592	$5.110	419,789
	2010	$5.110	$6.316	360,339
	2011	$6.316	$6.116	287,583
	2012	$6.116	$7.045	245,055
	2013	$7.045	$9.159	211,368
	2014	$9.159	$10.123	174,695
	2015	$10.123	$10.343	170,349
	2016	$10.343	$11.414	148,501
Janus Aspen Global Research Portfolio - Institutional Shares
	2007	$6.905	$7.434	327,739
	2008	$7.434	$4.040	279,358
	2009	$4.040	$5.464	445,607
	2010	$5.464	$6.216	264,635
	2011	$6.216	$5.266	213,672
	2012	$5.266	$6.211	195,301
	2013	$6.211	$7.834	175,354
	2014	$7.834	$8.267	159,472
	2015	$8.267	$7.934	134,398
	2016	$7.934	$7.954	120,830
Janus Aspen Janus Portfolio - Institutional Shares
	2007	$6.610	$7.471	225,942
	2008	$7.471	$4.423	195,932
	2009	$4.423	$5.923	193,524
	2010	$5.923	$6.662	183,375
	2011	$6.662	$6.197	129,587
	2012	$6.197	$7.217	107,789
	2013	$7.217	$9.239	89,643
	2014	$9.239	$10.253	84,701
	2015	$10.253	$10.608	97,418
	2016	$10.608	$10.472	71,433
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$7.225	81,678
	2009	$7.225	$12.707	127,139
	2010	$12.707	$15.603	120,730
	2011	$15.603	$10.369	236,411
	2012	$10.369	$11.526	64,984
	2013	$11.526	$12.937	54,455
	2014	$12.937	$11.168	47,779
	2015	$11.168	$10.003	38,109
	2016	$10.003	$9.166	38,488

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series Balanced Portfolio - Institutional Shares
	2007	$11.389	$12.364	559,884
	2008	$12.364	$10.220	522,134
	2009	$10.220	$12.636	495,193
	2010	$12.636	$13.451	424,233
	2011	$13.451	$13.428	402,662
	2012	$13.428	$14.984	302,661
	2013	$14.984	$17.683	251,992
	2014	$17.683	$18.846	202,417
	2015	$18.846	$18.624	174,813
	2016	$18.624	$19.135	159,183
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
	2007	$13.069	$13.738	380,041
	2008	$13.738	$14.306	355,482
	2009	$14.306	$15.908	323,948
	2010	$15.908	$16.870	295,938
	2011	$16.870	$17.687	252,052
	2012	$17.687	$18.819	193,648
	2013	$18.819	$18.458	167,369
	2014	$18.458	$19.024	147,083
	2015	$19.024	$18.726	126,920
	2016	$18.726	$18.846	104,660
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$14.235	$16.532	78,321
	2008	$16.532	$15.537	0
MFS® Growth Series - Initial Class
	2007	$5.588	$6.650	220,878
	2008	$6.650	$4.087	314,346
	2009	$4.087	$5.527	175,017
	2010	$5.527	$6.261	155,208
	2011	$6.261	$6.130	113,799
	2012	$6.130	$7.067	98,625
	2013	$7.067	$9.499	67,784
	2014	$9.499	$10.164	57,852
	2015	$10.164	$10.737	71,819
	2016	$10.737	$10.804	89,858
MFS® Investors Trust Series - Initial Class
	2007	$9.682	$10.488	127,128
	2008	$10.488	$6.893	180,349
	2009	$6.893	$8.591	197,186
	2010	$8.591	$9.375	86,881
	2011	$9.375	$9.007	59,938
	2012	$9.007	$10.543	53,533
	2013	$10.543	$13.674	32,594
	2014	$13.674	$14.908	34,154
	2015	$14.908	$14.674	20,675
	2016	$14.674	$15.650	18,751

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® New Discovery Series - Initial Class
	2007	$8.868	$8.928	480,804
	2008	$8.928	$5.320	407,025
	2009	$5.320	$8.527	412,667
	2010	$8.527	$11.418	350,753
	2011	$11.418	$10.063	280,613
	2012	$10.063	$11.981	214,325
	2013	$11.981	$16.653	215,511
	2014	$16.653	$15.169	156,877
	2015	$15.169	$14.617	133,921
	2016	$14.617	$15.657	119,586
MFS® Research Series - Initial Class
	2007	$8.141	$9.050	50,049
	2008	$9.050	$5.681	46,891
	2009	$5.681	$7.284	43,067
	2010	$7.284	$8.291	38,811
	2011	$8.291	$8.107	26,137
	2012	$8.107	$9.337	155,546
	2013	$9.337	$12.132	42,010
	2014	$12.132	$13.131	19,004
	2015	$13.131	$13.000	32,400
	2016	$13.000	$13.884	10,820
MFS® Total Return Series - Initial Class
	2007	$14.243	$14.577	589,170
	2008	$14.577	$11.148	454,138
	2009	$11.148	$12.923	417,681
	2010	$12.923	$13.953	393,032
	2011	$13.953	$13.947	283,231
	2012	$13.947	$15.240	249,819
	2013	$15.240	$17.819	220,864
	2014	$17.819	$18.989	195,280
	2015	$18.989	$18.581	169,003
	2016	$18.581	$19.910	134,774
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$15.735	$15.238	316,074
	2008	$15.238	$9.278	291,787
	2009	$9.278	$12.473	266,203
	2010	$12.473	$15.075	255,321
	2011	$15.075	$14.454	208,709
	2012	$14.454	$16.704	184,340
	2013	$16.704	$23.071	188,258
	2014	$23.071	$25.301	140,674
	2015	$25.301	$23.335	106,694
	2016	$23.335	$26.970	101,989
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$11.362	$11.563	106,231
	2008	$11.563	$11.086	122,885
	2009	$11.086	$12.591	135,635
	2010	$12.591	$13.417	119,213
	2011	$13.417	$14.070	85,468
	2012	$14.070	$15.317	51,144
	2013	$15.317	$15.120	37,907
	2014	$15.120	$16.507	32,734
	2015	$16.507	$16.260	22,035
	2016	$16.260	$17.005	16,901

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Total Return Portfolio - Administrative Shares
	2007	$11.473	$12.255	483,376
	2008	$12.255	$12.616	572,089
	2009	$12.616	$14.135	536,002
	2010	$14.135	$15.010	502,876
	2011	$15.010	$15.275	328,409
	2012	$15.275	$16.441	247,570
	2013	$16.441	$15.831	198,615
	2014	$15.831	$16.214	162,790
	2015	$16.214	$15.996	132,480
	2016	$15.996	$16.132	107,521
Premier VIT NACM Small Cap Portfolio - Class 1
	2007	$13.938	$13.767	172,785
	2008	$13.767	$7.892	167,008
	2009	$7.892	$8.958	160,896
	2010	$8.958	$10.376	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.829	$11.102	94,157
	2008	$11.102	$7.504	80,619
	2009	$7.504	$7.230	0
Putnam VT International Value Fund - Class IB
	2007	$18.403	$19.339	175,336
	2008	$19.339	$10.253	80,251
	2009	$10.253	$12.707	72,272
	2010	$12.707	$13.369	62,701
	2011	$13.369	$11.322	51,749
	2012	$11.322	$13.532	44,267
	2013	$13.532	$16.243	35,363
	2014	$16.243	$14.440	28,523
	2015	$14.440	$13.898	23,083
	2016	$13.898	$13.802	19,339
Ridgeworth Large Cap Growth Stock Fund
	2007	$8.879	$10.052	47,830
	2008	$10.052	$5.856	43,139
	2009	$5.856	$5.951	0
Ridgeworth Large Cap Value Equity Fund
	2007	$15.546	$15.810	49,278
	2008	$15.810	$10.437	30,278
	2009	$10.437	$9.859	0
T. Rowe Price Equity Income Portfolio - I
	2007	$16.254	$16.483	601,481
	2008	$16.483	$10.343	537,201
	2009	$10.343	$12.759	523,378
	2010	$12.759	$14.414	428,716
	2011	$14.414	$14.056	307,413
	2012	$14.056	$16.172	260,866
	2013	$16.172	$20.605	241,316
	2014	$20.605	$21.730	218,509
	2015	$21.730	$19.880	175,297
	2016	$19.880	$23.269	180,650

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price International Stock Portfolio - I
	2007	$10.006	$11.107	256,965
	2008	$11.107	$5.596	188,929
	2009	$5.596	$8.375	202,112
	2010	$8.375	$9.415	262,241
	2011	$9.415	$8.060	158,565
	2012	$8.060	$9.376	121,404
	2013	$9.376	$10.503	128,895
	2014	$10.503	$10.187	103,817
	2015	$10.187	$9.915	79,820
	2016	$9.915	$9.946	64,340
T. Rowe Price Mid-Cap Growth Portfolio - I
	2007	$14.114	$16.289	538,625
	2008	$16.289	$9.638	472,274
	2009	$9.638	$13.787	438,741
	2010	$13.787	$17.348	371,524
	2011	$17.348	$16.823	257,098
	2012	$16.823	$18.818	214,315
	2013	$18.818	$25.264	179,849
	2014	$25.264	$28.068	155,681
	2015	$28.068	$29.376	129,291
	2016	$29.376	$30.659	114,712
T. Rowe Price New America Growth Portfolio - I
	2007	$8.581	$9.589	126,622
	2008	$9.589	$5.816	125,436
	2009	$5.816	$8.555	120,111
	2010	$8.555	$10.054	108,637
	2011	$10.054	$9.769	81,021
	2012	$9.769	$10.853	68,813
	2013	$10.853	$14.711	43,587
	2014	$14.711	$15.797	41,020
	2015	$15.797	$16.850	35,137
	2016	$16.850	$16.767	39,787
Wells Fargo VT Discovery Fund
	2007	$12.876	$15.468	167,923
	2008	$15.468	$8.453	150,363
	2009	$8.453	$11.648	130,113
	2010	$11.648	$15.507	125,559
	2011	$15.507	$15.296	90,356
	2012	$15.296	$17.686	106,448
	2013	$17.686	$24.980	120,720
	2014	$24.980	$24.621	48,514
	2015	$24.621	$23.828	46,932
	2016	$23.828	$25.194	37,898
Wells Fargo VT Opportunity Fund - Class 2
	2007	$12.120	$12.692	391,679
	2008	$12.692	$7.467	344,261
	2009	$7.467	$10.835	303,876
	2010	$10.835	$13.169	278,789
	2011	$13.169	$12.221	163,451
	2012	$12.221	$13.865	116,811
	2013	$13.865	$17.796	101,343
	2014	$17.796	$19.300	80,714
	2015	$19.300	$18.371	62,042
	2016	$18.371	$20.251	56,951

*	The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

APPENDIX B

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:	$40,000.00
Guarantee Period:	5 Years
Guaranteed Interest Rate:	5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase Payment:	6%
The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the “Summary of Expenses.” In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.
Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.
The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.
The Free Withdrawal Amount is equal to:

(a)	the greater of:

•	earnings not previously withdrawn; or

•	15% of your total Purchase Payments in the most recent seven years; plus

(b)	an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.
Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% × $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.
The formula that we use to determine the amount of the Market Value Adjustment is:
.9 × (I - J) × N
where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;
J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and
N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.
We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.
Example of a Downward Market Value Adjustment
A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .065) × 4 = -.0180
The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:
$ - 648.00 = -.0180 × ($42,000.00 - $6,000.00)
A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:
$2,520.00 = 7% × (40,000.00 - $4,000.00)
As a result, the net amount payable to you would be:
$38,832.00 = $42,000.00-$648.00 - $2,520.00
Example of an Upward Market Value Adjustment
An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year
Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:
.9 × (.06 - .055) × 4 = .0180
The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:
$648.00 = .0180 × ($42,000.00 - $6,000.00)
As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:
$2,520.00 = 7% × ($40,000.00 - $4,000.00)
As a result, the net amount payable to you would be:
$40,128.00 = $42,000.00 + $648.00 - $2,520.00
Example of a Partial Withdrawal
If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.
For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

Let:	AW	=	the total amount to be withdrawn from your Contract Value
	MVA	=	Market Value Adjustment
	WC	=	Withdrawal Charge
	AW’	=	amount subject to Market Value Adjustment and Withdrawal Charge
Then	AW	-	$20,000.00 = WC - MVA
Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW’), which equals AW - $6,000.00. Then, AW = AW’ + $6,000, and AW’ + $6,000.00 - $20,000.00 = WC - MVA.

MVA	=	- .018 × AW’
WC	=	.07 × AW’
WC	-	MVA = .088AW’
AW’	-	$14,000.00 = .088AW’
AW’	=	$14,000.00 / (1 - .088) = $15,350.88
MVA	=	- .018 × $15,350.88 = - $276.32
WC	=	.07 × $15,350.88 = $1,074.56
AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88
You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.
If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:
By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW’	=	amount that MVA & WC are applied to
	=	amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 = $14,000.00
MVA	=	- .018 × $14,000.00 = - $252.00
WC	=	.07 × $14,000.00 = $980.00
You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.
Example of Free Withdrawal Amount
Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 × .15 = $6,000.00).

LBL3055-7                                                  LBLCONSULT